Exhibit 99.1
9.01 (a)
Financial Statements of Business
Acquired

THE MAC SERVICES GROUP LIMITED

REPORT OF INDEPENDENT AUDITORS
To the Board of Directors and Shareholders of The MAC Services Group Limited:
We have audited the accompanying consolidated statement of financial position of The MAC Services Group Limited as of June 30, 2010, and the related statements of comprehensive income, changes in equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
As discussed in Note 2 to the consolidated financial statements, the Company has not presented prior period comparatives because such comparatives are not required by Rule 3-05 of the United States Securities and Exchange Commission Regulation S-X. Disclosure of comparatives is required by International Financial Reporting Standards as issued by the International Accounting Standards Board.
In our opinion, except for the omission of comparative financial information as discussed in the preceding paragraph, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of The MAC Services Group Limited at June 30, 2010, and the consolidated results of its operations and its cash flows for the year then ended in conformity with Australian Accounting Standards (including the Australian Accounting Interpretations) and with International Financial Reporting Standards as issued by the International Accounting Standards Board.
/s/ ERNST & YOUNG
Sydney, Australia
March 17, 2011

The MAC Services Group Limited
STATEMENT OF FINANCIAL POSITION AS AT 30 JUNE 2010

		Consolidated
		2010
	Note	A$000
ASSETS

CURRENT ASSETS
Cash and cash equivalents	9	3,389
Trade and other receivables	10	19,171
Inventories	11	773

TOTAL CURRENT ASSETS		23,333

NON-CURRENT ASSETS
Receivables		1,143
Property, plant and equipment		185,626
Intangible assets		595

TOTAL NON-CURRENT ASSETS		187,364

TOTAL ASSETS		210,697

CURRENT LIABILITIES
Trade and other payables	14	9,758
Interest bearing loans and borrowings	15	609
Income tax payable	6d	1,619
Provisions	16	1,474

TOTAL CURRENT LIABILITIES		13,460

NON-CURRENT LIABILITIES
Interest bearing loans and borrowings	15	41,000
Deferred tax liability	6e	3,368
Provisions	16	118
Derivative financial instruments	17	573

TOTAL NON-CURRENT LIABILITIES		45,059

TOTAL LIABILITIES		58,519

NET ASSETS		152,178

EQUITY
Contributed equity	18	110,448
Retained earnings		41,547
Reserves	19	183

TOTAL EQUITY		152,178

The accompanying notes form part of these financial statements

The MAC Services Group Limited
STATEMENT OF COMPREHENSIVE INCOME FOR THE YEAR ENDED 30 JUNE 2010

		Consolidated
		2010
	Note	A$000
Rendering of services		82,323
Sale of goods		30,287
Rental revenue		437
Other revenue	4	441

Total revenue		113,488
Changes in inventories of finished goods and work in progress		(91)
Raw materials and consumables used		(23,655)
Depreciation and amortisation expenses	5b	(14,368)
Consultants and advisors		(1,365)
Employee benefits expense	5c	(24,289)
Freight and travel expenses		(1,023)
Rent and occupancy costs		(2,214)
Repairs and maintenance expense		(2,019)
Other expenses		(1,877)
Finance costs	5d	(3,737)

Profit before income tax		38,850

Income tax expense	6a	(11,333)

Profit after income tax		27,517

Other comprehensive income

Unrealised gain from cash flow hedges, net of tax		424

Total comprehensive income for the period		27,941

Earnings per share for profit attributable to ordinary equity holders of the parent
Basic earnings per share (cents per share)	8	16.67
Diluted earnings per share (cents per share)	8	16.63

The MAC Services Group Limited
STATEMENT OF CHANGES IN EQUITY FOR YEAR ENDED 30 JUNE 2010

	Contributed
	equity	Retained Earnings	Option Reserve	Hedge Reserve	Total
	A$000	A$000	A$000	A$000	A$000
CONSOLIDATED
Balance at 1 July 2009	107,743	28,490	339	(825)	135,747

Profit for the year	—	27,517	—	—	27,517
Other comprehensive income	—	—	—	424	424

Total comprehensive income for the period	—	27,517	—	424	27,941

Transactions with owners in their capacity as owners
Issue of ordinary shares	2,705	—	—	—	2,705
Equity settled share based payments	—	—	245	—	245
Dividends	—	(14,460)	—	—	(14,460)

Total transactions with owners	2,705	(14,460)	245	—	(11,510)

Balance at 30 June 2010	110,448	41,547	584	(401)	152,178

The accompanying notes form part of these financial statements.

The MAC Services Group Limited
STATEMENT OF CASH FLOWS FOR THE YEAR ENDED 30 JUNE 2010

		Consolidated
		2010
	Note	A$000
CASH FLOWS FROM OPERATING ACTIVITIES

Receipts from customers		125,292
Payments to suppliers and employees		(74,189)
Interest received		197
Finance costs		(3,737)
Income tax paid		(8,656)

Net cash provided by operating activities	20a	38,907

CASH FLOWS FROM INVESTING ACTIVITIES

Payment for property, plant and equipment		(15,872)
Proceeds from the sale of property, plant and equipment		232

Net cash used in investing activities		(15,640)

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from the issue of shares		2,705
Proceeds from borrowings		10,000
Repayment of borrowings		(20,130)
Proceeds from the repayment of share scheme loans		345
Dividends paid		(14,331)

Net cash used in by financing activities		(21,411)

Net increase in cash held		1,856
Cash at beginning of year		1,533

Cash at end of year	9	3,389

The accompanying notes form part of these financial statements.

The MAC Services Group Limited
Notes to the Financial Statements
NOTE 1: CORPORATE INFORMATION
This financial report of The MAC Services Group Limited (the “Company”) for the year ended 30 June 2010 represents an extract of the previously released annual report authorised for issue on 24 August 2010. This financial report has been authorised for issue in accordance with a resolution of directors on 17 March 2011. All amounts in this report are expressed in Australian dollars.
The MAC Services Group Limited is a company limited by shares incorporated in Australia. The nature of the operations and principal activities of The MAC Services Group Limited and its subsidiaries (together referred to as the “Group”) was the supply of accommodation services to the mining, construction and resource industries.
NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
a)	Basis of preparation

The financial report is a general purpose financial report, which has been prepared in accordance with the requirements of the Australian Accounting Standards and other authoritative pronouncements of the Australian Accounting Standards Board. The financial report has also been prepared on a historical cost basis, except for derivative financial instruments, which have been measured at fair value.

The financial report is presented in Australian dollars and all values are rounded to the nearest thousand dollars (A$000) unless otherwise stated.

The financial report complies with Australian Accounting Standards and International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board.

The consolidated financial statements for the year ended June 30, 2010 have been prepared in accordance with IFRS as issued by IASB, except that these consolidated financial statements do not include comparative figures for the prior year as required by AASB 101 Presentation of Financial Statements. The purpose of these consolidated financial statements is to meet the reporting requirements of Rule 3-05 of Regulation S-X.

b)	New accounting Standards and Interpretations

The Group has adopted the following new and amended Australian Accounting Standards and AASB interpretations as of 1 July 2009:
i)	AASB 7 Financial Instruments: Disclosures effective 1 July 2009

The amended Standard requires additional disclosures about fair value measurement. Fair value measurements related to all financial instruments recognised and measured at fair value are to be disclosed by source of inputs using a three level fair value hierarchy, by class. In addition, a reconciliation between the beginning and ending balance for level three fair value measurements is now required, as well as significant transfers between levels in the fair value hierarchy. The change only impacts presentation and disclosure aspects.

ii)	AASB 8 Operating Segments effective 1 July 2009

The Group has applied AASB 8 Operating Segments from 1 July 2009. The Group determines and presents operating segments based on the information that is provided internally to the Board of Directors, who are the Group’s chief operating decision makers. Comparative segment information has been re-presented in conformity with the transitional requirements of AASB 8: Segment Reporting. The change only impacts presentation and disclosure aspects.

iii)	AASB 101 Presentation of Financial Statements (revised 2007) effective 1 July 2009

The revised Standard separates owner and non-owner changes in equity. The statement of changes in equity includes only details of transactions with owners, with non-owner changes in equity presented in a reconciliation of each component of equity and included in the new statement of comprehensive income. The statement of comprehensive income presents all items of recognised income and expense. The change only impacts presentation and disclosure aspects.

The MAC Services Group Limited
Notes to the Financial Statements
NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
b)	New accounting Standards and Interpretations (continued)
iv)	AASB 123 Borrowing Costs

The revised AASB 123 requires capitalisation of borrowing costs that are directly attributable to the acquisition, construction or production of a qualifying asset. This is in line with the Group’s previous policy. The Group capitalised A$272,000 of borrowing costs in the current year.

v)	AASB 3 Business Combinations (2008) and amended AASB 127 Consolidated and Separate Financial Statements (2008) effective 1 July 2009

The Group has adopted revised AASB 3 Business Combinations (2008) and amended AASB 127 Consolidated and Separate Financial Statements (2008) for business combinations occurring in the financial year starting 1 July 2009. All business combinations occurring on or after 1 July 2009 are accounted for by applying the acquisition method. The change in accounting policy is applied prospectively and had no material impact on earnings.
Accounting Standards and Interpretations issued but not yet effective
Australian Accounting Standards and Interpretations that have recently been issued or amended but are not yet effective and have not been adopted by the Group for the annual reporting period ending 30 June 2010 are outlined below:

AASB 2009-5 Further Amendments to Australian Accounting Standards arising from the Annual Improvements Project

The Improvements to IFRS project is an annual process that the IASB has adopted to deal with non-urgent but necessary amendments to IFRS. The amendments result in various accounting changes and terminology or editorial amendments. The amendments become effective for the Group’s 30 June 2011 financial statements. The Group has not yet determined the potential impact of the amendments on the Group’s financial report.

AASB 2009-8 Amendments to Australian Accounting Standards — Group Cash-settled Share-based Payment Transactions

The amendment clarifies that if an entity receives goods or services that are cash settled by shareholders not within the group, they are outside the scope of IFRS 2. The amendments become effective for the Group’s 30 June 2011 financial statements. The consolidated entity has not yet determined the potential impact of the amendments on the Group’s financial report.

AASB 2009-10 Amendments to Australian Accounting Standards — Classification of Rights Issues [AASB132]

The amendment will provide relief to entities that issue rights (fixed in a currency other than their functional currency), from treating the rights as derivatives with fair value changes recorded in profit or loss. The amendments become effective for the Group’s 30 June 2011 financial statements. The Group has not yet determined the potential impact of the amendments on the Group’s financial report.

AASB Interpretation 19 Extinguishing Financial Liabilities with Equity Instruments

IFRIC 19 clarifies that equity instruments issued to a creditor to extinguish a financial liability are consideration paid in accordance with paragraph 41 of IAS 39 Financial Instruments; Recognition and Measurement. The equity instruments issued are measured at their fair value, unless this cannot be reliably measured, in which case they are measured at the fair value of the liability extinguished. Any gain or loss is recognised immediately in profit or loss. The amendments become effective for the Group’s 30 June 2011 financial statements. The Group has not yet determined the potential impact of the amendments on the Group’s financial report.

AASB 9 Financial Instruments

Phase 1 of IFRS 9 will have a significant impact on the classification and measurement of financial assets. The amendments become effective for the Group’s 30 June 2014 financial statements. The Group has not yet determined the potential impact of the amendments on the Group’s financial report.

AASB 124 Related Party Disclosures (Revised)

The definition of a related party has been clarified to simplify the identification of related party relationships, particularly in relation to significant influence and joint control. The amendments become effective for the Group’s 30 June 2012 financial statements. The Group has not yet determined the potential impact of the amendments on the Group’s financial report.
c)	Basis of consolidation

The consolidated financial statements comprise the financial statements of The MAC Services Group Limited and its subsidiaries as at and for the period ended 30 June 2010.

Subsidiaries are all those entities over which the Group has the power to govern the financial and operating policies so as to obtain benefits from their activities. The existence and effect of potential voting rights that are currently exercisable or convertible are considered when assessing whether a group controls another entity.

The financial statements of the subsidiaries are prepared for the same reporting period as the parent company, using consistent accounting policies. In preparing the consolidated financial statements, all intercompany balances and transactions, income and expenses and profit and losses resulting from intra-group transactions have been eliminated in full. Subsidiaries are fully consolidated from the date on which control is obtained by the Group and cease to be consolidated from the date on which control is transferred out of the Group.

The acquisition of subsidiaries is accounted for using the acquisition method of accounting. The acquisition method of accounting involves recognising at acquisition date, separately from goodwill, the identifiable assets acquired, the liabilities assumed and any non-controlling interest in the acquiree. The identifiable assets acquired and the liabilities assumed are measured at their acquisition date fair value.

The difference between the above items and the fair value of the consideration (including the fair value of any pre-existing investment in the acquiree) is goodwill or a discount on acquisition.

d)	Operating segments

An operating segment is a component of an entity that engages in business activities from which it may earn revenues and incur expenses (including revenues and expenses relating to transactions with other components of the same entity), whose operating results are regularly reviewed by the entity’s chief operating decision maker to make decisions about resources to be allocated to the segment and assess its performance and for which discrete financial information is available. This includes start up operations which are yet to earn revenues. Management will also consider other factors in determining operating segments such as the existence of a line manager and the level of segment information presented to the board of directors.

Operating segments have been identified based on the information provided to the chief operating decision makers — being the board of directors.

The MAC Services Group Limited
Notes to the Financial Statements
NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
d)	Operating segments (continued)
The Group aggregates two or more operating segments when they have similar economic characteristics, and the segments are similar in each of the following respects:
i)	Nature of the products and services;

ii)	Nature of the production processes;

iii)	Type or class of customer for the products and services;

iv)	Methods used to distribute the products or provide services and if applicable;

v)	Nature of the regulatory environment.
Operating segments that meet the quantitative criteria as prescribed by AASB 8 are reported separately. However, an operating segment that does not meet the quantitative criteria is still reported separately where information about the segment would be useful to users of the financial statements.

Information about other business activities and operating segments that are below the quantitative criteria are combined and disclosed in a separate category for ‘all other segments’.

e)	Cash and cash equivalents

Cash and cash equivalents in the statement of financial position comprise cash at bank and in hand and short-term deposits that are readily convertible to known amounts of cash and which are subject to an insignificant risk of changes in value.

For the purposes of the statement of cash flows, cash and cash equivalents consist of cash and cash equivalents as defined above, net of outstanding bank overdrafts. Bank overdrafts are included within interest-bearing loans and borrowings in current liabilities on the statement of financial position.

f)	Trade and other receivables

Trade receivables, which generally have 30 day terms, are recognised initially at fair value and subsequently measured at amortised cost using the effective interest method, less an allowance for impairment.

Collectability of trade receivables is reviewed on an ongoing basis at an operating unit level. Individual debts that are known to be uncollectible are written off when identified. An impairment provision is recognised when there is objective evidence that the Group will not be able to collect the receivable. The amount of the impairment loss is the receivable carrying amount compared to the present value of estimated future cash flows, discounted at the original effective interest rate.

g)	Inventories

Inventories are valued at the lower of cost and net realisable value. Net realisable value is the estimated selling price in the ordinary course of business, less estimated costs of completion and the estimated costs necessary to make the sale. Costs are assigned on the basis of weighted average costs.

h)	Derivative financial instruments and hedging

The Group uses derivative financial instruments to hedge its risks associated with interest rate fluctuations. Such derivative financial instruments are initially recognised at fair value on the date on which a derivative contract is entered into and are subsequently remeasured to fair value. Derivatives are carried as assets when their fair value is positive and as liabilities when their fair value is negative.

Derivative assets and liabilities are classified as non-current when the remaining maturity is more than twelve months, or current when the remaining maturity is less than twelve months.

Any gains or losses arising from changes in the fair value of derivatives, except for those that qualify as cash flow hedges, are taken directly to profit or loss for the year.

The MAC Services Group Limited
Notes to the Financial Statements
NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
h)	Derivative financial instruments and hedging (continued)

Hedges that meet the strict criteria for hedge accounting are accounted for as follows:
i)	Cash flow hedges

Cash flow hedges are hedges of the Group’s exposure to variability in cash flows that are attributable to a particular risk associated with a recognised asset or liability or to a forecast transaction and that could affect profit or loss. The effective portion of the gain or loss on the hedging instrument is recognised directly in equity, while the ineffective portion is recognised in profit or loss.

Amounts taken to equity are transferred out of equity and included in the measurement of the hedged transaction when the forecast transaction occurs.

At each balance date, the Group measures ineffectiveness. Any ineffective portion relating to interest rate hedges is taken to other expenses in the statement of comprehensive income.

If the forecast transaction is no longer expected to occur, amounts recognised in equity are transferred to the statement of comprehensive income. If the hedging instrument expires or is sold, terminated or exercised without replacement or rollover, or if its designation as a hedge is revoked (due to it being ineffective), amounts previously recognised in equity remain in equity until the forecast transaction occurs.
i)	Non-current assets held for sale

Non-current assets are classified as held for sale and measured at the lower of their carrying amount and fair value less costs to sell if their carrying amount will be recovered principally through a sale transaction instead of use. They are not depreciated or amortised. For an asset to be classified as held for sale, it must be available for immediate sale in its present condition and its sale must be highly probable.

j)	Other financial assets

Financial assets in the scope of AASB 139 Financial Instruments: Recognition and Measurement are categorised as either financial assets at fair value through profit or loss, loans and receivables, held-to-maturity investments, or available-for-sale financial assets. The classification depends on the purpose for which the investments were acquired or originated.

When financial assets are recognised initially, they are measured at fair value, plus, in the case of assets not at fair value through profit or loss, directly attributable transaction costs.

Recognition and derecognition

All purchases and sales of financial assets are recognised on the date that the Group commits to purchase the asset (trade date). Financial assets are derecognised when the right to receive cash flows from the financial assets has expired or when the entity transfers substantially all the risks and rewards of the financial assets. If the entity neither retains nor transfers substantially all of the risks and rewards, it derecognises the asset if it has transferred control of the assets.

Subsequent measurement
i)	Financial assets at fair value through profit or loss

Financial assets classified as held for trading are included in the category “financial assets at fair value through profit or loss”. Financial assets are classified as held for trading if they are acquired for the purpose of selling in the near term with the intention of making a profit. Derivatives are also classified as held for trading unless they are designated as effective hedging instruments. Gains or losses on financial assets held for trading are recognised in profit or loss and the related assets are classified as current assets in the statement of financial position.

ii)	Held-to-maturity investments

Held-to-maturity investments are non-derivative financial assets that have fixed maturities and fixed or determinable payments, and it is the Group’s intention to hold these investments to maturity. They are subsequently measured at amortised cost using the effective interest rate method.

The MAC Services Group Limited
Notes to the Financial Statements
NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
j)	Other financial assets (continued)

Subsequent measurement (continued)
iii)	Loans and receivables

Loans and receivables including loan notes and loans to key management personnel are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. Such assets are carried at amortised cost using the effective interest rate method. Gains and losses are recognised in profit or loss when the loans and receivables are derecognised or impaired. These are included in current assets, except for those with maturities greater than twelve months after balance date, which are classified as non-current.

iv)	Available-for-sale financial assets

Available-for-sale financial assets are those non-derivative financial assets, principally equity securities, which are designated as available-for-sale or are not classified as any of the three preceding categories. After initial recognition available-for sale financial assets are measured at fair value with gains or losses being recognised as a separate component of equity until the investment is derecognised or until the investment is determined to be impaired, at which time the cumulative gain or loss previously reported in equity is recognised in profit or loss.
k)	Property, plant and equipment

Plant and equipment is stated at historical cost less accumulated depreciation and any accumulated impairment losses. Cost includes expenditure that is directly attributable to the acquisition of the asset. The cost of self-constructed assets includes the cost of materials, direct labour, borrowing costs and an appropriate proportion of fixed or variable overheads.

When parts of an item of property, plant and equipment have different useful lives, they are accounted for as separate items of property, plant and equipment.

Gains and losses on disposal of an item of property, plant and equipment are determined by comparing the proceeds from disposal with the carrying amount of property, plant and equipment and are recognised net within other income in profit or loss.

Subsequent costs are included in the asset’s carrying amount or recognised as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Group and the cost of the item can be measured reliably. All other repairs and maintenance are charged to the profit and loss during the financial period in which they are incurred.

Depreciation

Depreciation is calculated on the depreciable amount, which is the cost of the asset, or other amount substituted for cost, less its residual value.

Depreciation is recognised in profit or loss on a straight-line basis over the estimated useful lives of each part of an item of property, plant and equipment, since this most closely reflects the expected pattern of consumption of the future economic benefits embodied in the asset. Leased assets are depreciated over the shorter of the lease term and their useful lives unless it is reasonably certain that the Group will obtain ownership by the end of the lease term. Land is not depreciated.

The estimated useful lives for the current and comparative periods are as follows:

Class of Fixed Asset	Depreciation Rate
Buildings	6.7—30%
Plant and equipment	7.5—50%
Leasehold Improvements	20—33%
Depreciation methods, useful lives and residual values are reviewed at each financial year-end and adjusted if appropriate.

The MAC Services Group Limited
Notes to the Financial Statements
NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
l)	Leases

Leases in terms of which the Group assumes substantially all the risks and rewards of ownership are classified as finance leases. Upon initial recognition the leased asset is measured at an amount equal to the lower of its fair value and the present value of the minimum lease payments. Subsequent to initial recognition, the asset is accounted for in accordance with the accounting policy applicable to the asset.

Other leases are operating leases and are not recognised in the Group’s statement of financial position.

m)	Impairment of non-financial assets other than goodwill and indefinite life intangibles

Non-financial assets other than goodwill and indefinite life intangibles are tested for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.

The Group conducts an annual internal review of asset values, which is used as a source of information to assess for any indicators of impairment. External factors, such as changes in expected future processes, technology and economic conditions, are also monitored to assess for indicators of impairment. If any indication of impairment exists, an estimate of the asset’s recoverable amount is calculated.

An impairment loss is recognised for the amount by which the asset’s carrying amount exceeds its recoverable amount. Recoverable amount is the higher of an asset’s fair value less costs to sell and value in use. For the purposes of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash inflows that are largely independent of the cash inflows from other assets or groups of assets (cash-generating units). Non-financial assets other than goodwill that suffered an impairment are tested for possible reversal of the impairment whenever events or changes in circumstances indicate that the impairment may have reversed.

n)	Goodwill and intangibles

Goodwill

Goodwill acquired in a business combination is initially measured at cost of the business combination being the excess of the consideration transferred over the fair value of the Group’s net identifiable assets acquired and liabilities assumed. If this consideration transferred is lower than the fair value of the net identifiable assets of the subsidiary acquired, the difference is recognised in profit or loss. After initial recognition, goodwill is measured at cost less any accumulated impairment losses.

For the purpose of impairment testing, goodwill acquired in a business combination is, from the acquisition date, allocated to each of the Group’s cash-generating units, or groups of cash-generating units, that are expected to benefit from the synergies of the combination, irrespective of whether other assets or liabilities of the Group are assigned to those units or groups of units. Each unit or group of units to which the goodwill is allocated represents the lowest level within the entity at which the goodwill is monitored for internal management purposes, and is not larger than an operating segment determined in accordance with AASB 8 Operating Segments.

Impairment is determined by assessing the recoverable amount of the cash-generating unit (group of cash generating units), to which the goodwill relates.

At each reporting date, the Group performs its impairment testing using the value in use methodology. When the recoverable amount of the cash-generating unit (or group of cash-generating units) is less than the carrying amount, an impairment loss is recognised. When goodwill forms part of a cash-generating unit (group of cash-generating units) and an operation within that unit is disposed of, the goodwill associated with the operation disposed of is included in the carrying amount of the operation when determining the gain or loss on disposal of the operation. Goodwill disposed of in this manner is measured based on the relative values of the operation disposed of and the portion of the cash-generating unit retained.

Impairment losses recognised for goodwill are not subsequently reversed.

The MAC Services Group Limited
Notes to the Financial Statements
NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
n)	Goodwill and intangibles (continued)

Intangibles

Intangible assets acquired separately or in a business combination are initially measured at cost. The cost of an intangible asset acquired in a business combination is its fair value as at the date of acquisition. Following initial recognition, intangible assets are carried at cost less any accumulated amortisation and any accumulated impairment losses. Internally generated intangible assets, excluding capitalised development costs, are not capitalised and expenditure is recognised in profit or loss in the year in which the expenditure is incurred.

The useful lives of intangible assets are assessed to be either finite or indefinite. Intangible assets with finite lives are amortised over their useful life and tested for impairment whenever there is an indication that the intangible asset may be impaired. The amortisation period and the amortisation method for an intangible asset with a finite useful life are reviewed at least at each financial year-end. Changes in the expected useful life or the expected pattern of consumption of future economic benefits embodied in the asset are accounted for prospectively by changing the amortisation period or method, as appropriate, which is a change in accounting estimate. The amortisation expense on intangible assets with finite lives is recognised in profit or loss in the expense category consistent with the function of the intangible asset.

Intangible assets with indefinite useful lives are tested for impairment annually either individually or at the cash-generating unit level consistent with the methodology outlined for goodwill above. Such intangibles are not amortised. The useful life of an intangible asset with an indefinite life is reviewed each reporting period to determine whether indefinite life assessment continues to be supportable. If not, the change in the useful life assessment from indefinite to finite is accounted for as a change in an accounting estimate and is thus accounted for on a prospective basis.

o)	Trade and other payables

Trade and other payables are carried at amortised cost and due to their short-term nature they are not discounted. They represent liabilities for goods and services provided to the Group prior to the end of the financial year that are unpaid and arise when the Group becomes obliged to make future payments in respect of the purchase of these goods and services. The amounts are unsecured and are usually paid within 30 days of recognition.

p)	Interest bearing loans and borrowings

All loans and borrowings are initially recognised at the fair value of the consideration received less directly attributable transaction costs. After initial recognition, interest-bearing loans and borrowings are subsequently measured at amortised cost using the effective interest method. Fees paid on the establishment of loan facilities that are yield related are included as part of the carrying amount of the loans and borrowings.

Borrowings are classified as current liabilities unless the Group has an unconditional right to defer settlement of the liability for at least twelve months after the reporting date.

Borrowing costs

Borrowing costs directly attributable to the acquisition, construction or production of a qualifying asset are capitalised as part of the cost of that asset. All other borrowing costs are expensed in the period they occur. Borrowing costs consist of interest and other costs that an entity incurs in connection with the borrowing of funds.

The MAC Services Group Limited
Notes to the Financial Statements
NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
q)	Provisions and employee benefits

Provisions are recognised when the Group has a present obligation (legal or constructive) as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation.

Provisions are measured at the present value of management’s best estimate of the expenditure required to settle the present obligation at the reporting date. The discount rate used to determine the present value reflects current market assessments of the time value of money and the risks specific to the liability. The increase in the provision resulting from the passage of time is recognised in finance costs.

Employee leave benefits
i)	Wages, salaries and annual leave

Liabilities for wages and salaries, including non-monetary benefits, and annual leave expected to be settled within twelve months of the reporting date are recognised in respect of employees’ services up to the reporting date. They are measured at the amounts expected to be paid when the liabilities are settled.

ii)	Long service leave

The liability for long service leave is recognised and measured as the present value of expected future payments to be made in respect of services provided by employees up to the reporting date using the projected unit credit method. Consideration is given to expected future wage and salary levels, experience of employee departures, and periods of service. Expected future payments are discounted using market yields at the reporting date on national government bonds with terms to maturity and currencies that match, as closely as possible, the estimated future cash outflows.
r)	Share-based payment transactions

The grant date fair value of share-based payment awards granted to employees is recognised as an employee expense, with a corresponding increase in equity, over the period that the employees unconditionally become entitled to awards. The amount recognised as an expense is adjusted to reflect the number of awards for which the related service and non-market vesting conditions are expected to be met, such that the amount ultimately recognised as an expense is based on the number of awards that do not meet the related service and non-market performance conditions at the vesting date. For share-based payment awards with non-vesting conditions, the grant date fair value of the share-based payment is measured to reflect such conditions and there is no true-up for differences between expected and actual outcomes.

The fair value of the amount payable to employees in respect of share appreciation rights, which are settled in cash, is recognised as an expense, with a corresponding increase in liabilities, over the period that the employees unconditionally become entitled to the payment. The liability is remeasured at each reporting date and at settlement date. Any changes in the fair value of the liability are recognised as personnel expense in profit or loss.

s)	Contributed equity

Ordinary shares are classified as equity. Incremental costs directly attributable to the issue of new shares or options are shown in equity as a deduction, net of tax, from the proceeds.

The MAC Services Group Limited
Notes to the Financial Statements
NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
t)	Revenue recognition

Revenue is recognised and measured at the fair value of the consideration received or receivable to the extent it is probable that the economic benefits will flow to the Group and the revenue can be reliably measured. The following specific recognition criteria must also be met before revenue is recognised:
i)	Rendering of services

Revenue from the provision of services is recognised when the services are provided or when entitlement exists to accrue the revenue.

ii)	Sale of goods

Revenue from the sale of goods includes food and beverage and other sundry operating revenue. Revenue is recognised when there has been a transfer of risks and rewards to the customer, no further work or processing is required, the quantity and quality of the goods has been determined, the price is fixed and generally title has passed.

iii)	Rental revenue

Rental revenue from investment properties is accounted for on a straight-line basis over the lease term. Contingent rental income is recognised as income in the periods in which it is earned. Lease incentives granted are recognised as an integral part of the total rental income.

iv)	Interest revenue

Revenue is recognised as interest accrues using the effective interest method. This is a method of calculating the amortised cost of a financial asset and allocating the interest income over the relevant period using the effective interest rate, which is the rate that exactly discounts estimated future cash receipts through the expected life of the financial asset to the net carrying amount of the financial asset.
u)	Income tax

Current tax assets and liabilities for the current and prior periods are measured at the amount expected to be recovered from or paid to the taxation authorities based on the current period taxable income. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted by the reporting date.

Deferred income tax is provided on all temporary differences at the reporting date between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes.

Deferred income tax liabilities are recognised for all taxable temporary differences except when the deferred income tax liability arises from the initial recognition of goodwill or of an asset or liability in a transaction that is not a business combination and that, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss.

Deferred income tax assets are recognised for all deductible temporary differences, carry-forward of unused tax credits and unused tax losses, to the extent that it is probable that taxable profit will be available against which the deductible temporary differences and the carry-forward of unused tax credits and unused tax losses can be utilised, except when the deferred income tax asset relating to the deductible temporary difference arises from the initial recognition of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss.

The MAC Services Group Limited
Notes to the Financial Statements
NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
u)	Income tax (continued)

The carrying amount of deferred income tax assets is reviewed at each reporting date and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred income tax asset to be utilised.

Unrecognised deferred income tax assets are reassessed at each reporting date and are recognised to the extent that it has become probable that future taxable profit will allow the deferred tax asset to be recovered.

Deferred income tax assets and liabilities are measured at the tax rates that are expected to apply to the year when the asset is realised or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted at the reporting date.

Deferred tax assets and deferred tax liabilities are offset only if a legally enforceable right exists to set off current tax assets against current tax liabilities and the deferred tax assets and liabilities relate to the same taxable entity and the same taxation authority.

Tax consolidation legislation

The MAC Services Group Limited and its wholly-owned Australian subsidiaries have formed an income tax consolidated group under tax consolidation legislation. Each entity in the consolidated group recognises its own current and deferred tax assets and liabilities. Such taxes are measured using the ‘stand-alone taxpayer’ approach to allocation. Current tax liabilities (assets) and deferred tax assets arising from unused tax losses and tax credits in the subsidiaries are immediately transferred to the head entity.

The consolidated group notified the Australian Tax Office (ATO) that it had formed an income tax consolidated group to apply from 1 July 2006. The tax consolidated group has entered a tax funding arrangement whereby each company in the consolidated group contributes to the income tax payable by the consolidated group in proportion to their contribution to the consolidated group’s taxable income. Differences between the amounts of net tax assets and liabilities derecognised and the net amounts recognised pursuant to the funding arrangement are recognised as either a contribution by, or distribution to the head entity.

v)	Goods and Services Tax (“GST”)

Revenues, expenses and assets are recognised net of the amount of GST, except where the amount of GST incurred is not recoverable from the taxation authority. In these circumstances, the GST is recognised as part of the cost of acquisition of the asset or as part of an item of the expense.

Receivables and payables are stated with the amount of GST included. The net amount of GST recoverable from, or payable to, the ATO is included as a current asset or liability in the statement of financial position.

Cash flows are included in the statement of cash flows on a gross basis. The GST components of cash flows arising from investing and financing activities which are recoverable from, or payable to, the ATO are classified as operating cash flows.

w)	Earnings per share

The MAC Services Group Limited presents basic and diluted earnings per share (EPS) data for its ordinary shares. Basic EPS is calculated by dividing the profit or loss attributable to ordinary shareholders of the Company by the weighted average number of ordinary shares outstanding during the period. Diluted EPS is determined by adjusting the profit or loss attributable to ordinary shareholders and the weighted average number of ordinary shares outstanding for the effects of all dilutive potential ordinary shares, which comprise share rights granted to employees.

The MAC Services Group Limited
Notes to the Financial Statements
NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
x)	Significant accounting judgements, estimates and assumptions

The preparation of the financial statements requires management to make judgements, estimates and assumptions that affect the reported amounts in the financial statements. Management continually evaluates its judgements and estimates in relation to assets, liabilities, contingent liabilities, revenue and expenses. Management bases its judgements and estimates on historical experience and on other various factors it believes to be reasonable under the circumstances, the result of which form the basis of the carrying values of assets and liabilities that are not readily apparent from other sources.

Management has identified the following critical accounting policies for which significant judgements, estimates and assumptions are made. Actual results may differ from these estimates under different assumptions and conditions and may materially affect financial results or the financial position reported in future periods.
i)	Impairment of non-financial assets other than goodwill and indefinite life intangibles

The Group assesses impairment of all assets at each reporting date by evaluating conditions specific to the Group and to the particular asset that may lead to impairment. These include product and manufacturing performance, technology, economic and political environments and future product expectations. If an impairment trigger exists the recoverable amount of the asset is determined.

ii)	Impairment of goodwill and intangibles with indefinite useful lives

The Group determines whether goodwill and intangibles with indefinite useful lives are impaired at least on an annual basis. This requires an estimation of the recoverable amount of the cash-generating units, using a value in use discounted cash flow methodology, to which the goodwill and intangibles with indefinite useful lives are allocated.

iii)	Share-based payment transactions

The Group measures the cost of equity-settled transactions with employees by reference to the fair value of the equity instruments at the date at which they are granted. The fair value is determined with the assistance of an external valuer using a Black Scholes model. The accounting estimates and assumptions relating to equity-settled share-based payments would have no impact on the carrying amounts of assets and liabilities within the next annual reporting period but may impact expenses and equity.

The Group measures the cost of cash-settled share-based payments at fair value at the grant date using the Black-Scholes formula and a Monte-Carlo simulation model, taking into account the terms and conditions upon which the instruments were granted.

The MAC Services Group Limited
Notes to the Financial Statements
NOTE 3: OPERATING SEGMENTS
a)	Identification of reportable segments

The group has identified its operating segments based on the internal reports that are reviewed and used by the board of directors (the chief operating decision makers) in assessing performance and in determining the allocation of resources.

The operating segments are identified by management based on the manner in which the product is sold, the nature of the service provided and the identity of service line manager. Discrete financial information about each of these operating businesses is reported to the board of directors on at least a monthly basis.

The reportable segments are based on aggregated operating segments determined by the similarity of the products produced and sold and/or the services provided, as these are the sources of the Group’s major risks and have the most effect on the rates of return.

b)	Types of products and services
i)	Accommodation Services

The accommodation business provides accommodation and ancillary services to the mining industry in Australia. Ancillary services primarily consist of the supply of meals to guests of the accommodation business.

ii)	Other

Other segment revenue and results relates to the supply of laundry services to our accommodation business and manufacturing services to the mining industry in Australia.
c)	Accounting policies and intersegment transactions

Intersegment pricing is determined on an arm’s-length basis. Segment result and assets include items directly attributable to a segment as well as those that can be allocated on a reasonable basis. Elimination adjustments are made to eliminate intersegment revenues from the total consolidated revenues.

d)	Major customers

There are two major customers in the Group’s Accommodation Services segment representing approximately A$25,477,000 or 22.4% and A$17,192,000 or 15.1% of the Group’s total revenues.

e)	Customers and assets by area

The Group’s Accommodation Services and Other segment are managed wholly within Australia. Segment revenue is based on the geographical location of customers, who are wholly within Australia. Segment assets are based on the geographical location of the assets, which are wholly held within Australia.

The MAC Services Group Limited
Notes to the Financial Statements
NOTE 3: OPERATING SEGMENTS (CONTINUED)

	ACCOMMODATION		SEGMENT		CONSOLIDATED
	SERVICES	OTHER	TOTAL	ELIMINATIONS	TOTAL
	2010	2010	2010	2010	2010
	A$000	A$000	A$000	A$000	A$000
Revenue
Revenue from rendering of services	79,298	3,025	82,323	—	82,323
Revenue from sale of goods	28,808	1,479	30,287	—	30,287
Other revenue	679	199	878	—	878

External segment revenue	108,785	4,703	113,488	—	113,488
Inter-segment revenue	366	1,025	1,391	(1,391)	—

Total segment revenue	109,151	5,728	114,879	(1,391)	113,488

Result
EBITDA	67,502	(2,477)	65,025	(32)	64,993
Depreciation	(13,117)	(973)	(14,090)	—	(14,090)

EBIT	54,385	(3,450)	50,935	(32)	50,903
Corporate Overheads					(8,316)
Financing costs					(3,737)

Profit before income tax					38,850
Income tax expense					(11,333)

Profit after income tax					27,517

Segment assets	202,549	8,148	210,697	—	210,697

Capital expenditure	14,307	1,565	15,872	—	15,872

Segment liabilities	52,294	6,225	58,519	—	58,519

The MAC Services Group Limited
Notes to the Financial Statements
NOTE 4: OTHER REVENUE

Consolidated
2010
A$000
Interest	197
Other	244

441

NOTE 5: EXPENSES

a)	Cost of sales	23,746

b)	Depreciation and amortisation included in statement of comprehensive income
	Depreciation	14,325
	Amortisation of leasehold improvements	43

		14,368

c)	Employee benefits expense
	Wages and salaries	23,172
	Share-based payments expense	245
	Other employee benefits expense	872

		24,289

d)	Finance costs
	Interest expense on financial liabilities	3,737

e)	Rental expense on operating leases
	Minimum lease payments	1,178

The MAC Services Group Limited
Notes to the Financial Statements
NOTE 6: INCOME TAX

			Consolidated
			2010
			A$000
a	)	Income tax expense
		The major components of income tax expense are:
		Current income tax
		Current income tax charge	8,919
		Adjustments in respect of current income tax of previous years	(395)
		Deferred income tax
		Relating to the origination and reversal of temporary differences	2,809

		Income tax expense reported in the statement of comprehensive income	11,333

b	)	Amounts charged or credited directly to equity
		Net gain on revaluation of cash flow hedges	182

		Income tax expense reported in equity	182

c	)	Numerical reconciliation between aggregate tax expense recognised in the statement of comprehensive income and tax expense calculated per the statutory income tax rate
		Total accounting profit before income tax	38,850

		At the Parent Entity’s statutory income tax rate of 30%	11,655
		Adjustments in respect of current income tax expense of previous years	(395)
		Entertainment	8
		Share based payments	73
		Other	(8)

		Aggregate income tax expense	11,333

The MAC Services Group Limited
Notes to the Financial Statements
NOTE 6: INCOME TAX (CONTINUED)

			Consolidated
			2010
			A$000
d	)	Recognised current income tax
		Opening balance	(966)
		Charged to income	(8,919)
		Adjustments in respect of current income tax expense of previous income years	(390)
		Other payments	8,656

		Closing balance	(1,619)

e	)	Recognised deferred income tax
		Opening balance	(1,149)
		Charged to income	(2,809)
		Adjustments in respect of current income tax expense of previous income years	772
		Charged to equity	(182)

		Closing balance	(3,368)

		Deferred income tax relates at balance date relates to the following:
		i) Deferred tax asset
		Provisions and accrued expenses	1,104
		Derivatives	172
		Transaction costs on equity issue	410
		Other	124

			1,810

		ii) Deferred tax liabilities
		Property, plant and equipment	5,178

The MAC Services Group Limited
Notes to the Financial Statements
NOTE 7: DIVIDENDS PAID AND PROPOSED

			Consolidated
			2010
			A$000
a	)	Recognised amounts
		Declared and paid during the year:
		Final franked dividend for 2009: A$0.0425 per share franked at a rate of 30%	7,001
		Interim franked dividend for 2010 A$0.045 per share franked at a rate of 30%	7,459

			14,460

b	)	Unrecognised amounts
		Final franked dividend for 2010: A$0.0475 per share franked at a rate of 30%	7,883

After reporting date, the above dividends were proposed for approval at the Company’s Annual General Meeting. These amounts have not been recognised as a liability as at 30 June 2010 but will be brought to account subsequent to balance date.

c	)	Franking credit balance
		The amount of franking credits available for the subsequent financial year are:
		i) Franking account balance as at the end of the financial year at 30%	9,821
		ii) Franking credits that will arise from the payment of income tax payable as at the end of the financial year	1,619

			11,440
		The amount of franking credits available for future periods:
		i) Impact on the franking account of dividends proposed or declared before the financial report was authorised for issue but not recognised as a distribution to equity holders during the period	(3,378)

			8,062

The MAC Services Group Limited
Notes to the Financial Statements
NOTE 8: EARNINGS PER SHARE

			Consolidated
			2010
			A$000
a	)	Earnings used in calculating earnings per share
		Net profit attributable to ordinary equity holders of the parent	27,517

		Earnings used in the calculation of basic and diluted EPS	27,517

			2010
			‘000
b	)	Weighted average number of shares
		Weighted average number of ordinary shares for basic earnings per share	165,053
		Effect of dilution:
		Share rights	401

		Weighted average number of ordinary shares adjusted for the effect of dilution	165,454

		Rights granted under the Long Term Incentive Scheme to employees are considered to be potential ordinary shares and have been included in the determination of diluted earnings per share to the extent they are dilutive.

		100,001 options that could potentially dilute basic earnings per share in the future have not been included in the calculation of diluted earnings per share due to being anti-dilutive for the period.
NOTE 9: CASH AND CASH EQUIVALENTS

Consolidated
2010
A$000
Cash at bank and in hand	3,389

Reconciliation to statement of cash flows
For the purposes of the statement of cash flows, cash and cash equivalents comprise the following at 30 June:
Cash and cash equivalents	3,389

The MAC Services Group Limited
Notes to the Financial Statements
NOTE 10: TRADE AND OTHER RECEIVABLES

			Consolidated
			2010
	Note		A$000
CURRENT
Trade receivables			19,204
Allowance for impairment loss	10a	)	(767)

			18,437
Prepayments			422
Other receivables			311
Related party receivables:
Other related parties			1

			19,171

NON-CURRENT
Other receivables			35
Share scheme loan			1,108

			1,143

a)	Allowance for impairment loss

Trade receivables are non-interest bearing and are generally on 30 day terms. A provision for impairment loss is recognised when there is objective evidence that an individual trade receivable is impaired. An impairment loss of A$767,000 has been recognised by the Group. These amounts have been included in other expenses in the statement of comprehensive income.

Consolidated
2010
A$000
Movements in the provision for impairment loss were as follows:
As at 1 July	219
Charge for the year	915
Receivables written off	(367)

As at 30 June	767

The MAC Services Group Limited
Notes to the Financial Statements
NOTE 10: TRADE AND OTHER RECEIVABLES (CONTINUED)
a)	Allowance for impairment loss (continued)

At 30 June, the ageing analysis of trade receivables is as follows:

	Consolidated
	2010
	Gross	Allowance
	A$000	A$000
Not past due	10,419	60
Past due 0-30 days	4,282	46
Past due 31-60 days	1,418	41
Past due 61-90 days	313	9
Past due +90 days	2,772	611

	19,204	767

The carrying amount of receivables past due but not considered impaired are A$8,078,000 for the Group. These comprise customers who have a good debt history and are considered recoverable.

b)	Fair value and credit risk

Due to the short term nature of these receivables, their carrying value is assumed to approximate their fair value.

The maximum exposure to credit risk is the fair value of receivables. Collateral is not held as security, nor is it the Group’s policy to transfer (on-sell) receivables to special purpose entities.
NOTE 11: INVENTORIES

Consolidated
2010
A$000
CURRENT
Consumables	773

The MAC Services Group Limited
Notes to the Financial Statements
NOTE 12: PROPERTY, PLANT AND EQUIPMENT

Consolidated
2010
A$000
Total freehold land at cost	10,540
Buildings at cost	204,845
Less: accumulated depreciation	(37,684)

Total buildings	167,161

Total land and buildings	177,701

Leasehold improvements
Leasehold improvements at cost	174
Less: accumulated amortisation	(154)

Total leasehold improvements	20

Plant and equipment
Plant and equipment at cost	16,451
Less: accumulated depreciation	(9,643)

6,808

Leased plant and equipment
Capitalised lease assets	1,814
Less: accumulated depreciation	(717)

1,097

Total property, plant and equipment	185,626

The MAC Services Group Limited
Notes to the Financial Statements
NOTE 12: PROPERTY, PLANT AND EQUIPMENT (CONTINUED)
a)	Reconciliation of carrying amounts at the beginning and end of the period

	Consolidated
			Leasehold
	Freehold		Improve -	Plant and Equipment
	Land	Buildings	ments	Owned	Leased	Total
	A$000	A$000	A$000	A$000	A$000	A$000
At 30 June 2009 net of accumulated depreciation	5,159	169,754	56	6,639	1,382	182,990
Additions	4,135	9,528	7	2,175	27	15,872
Disposals	—	(12)	—	(83)	(19)	(114)
Depreciation charge for the year	—	(12,109)	(43)	(1,923)	(293)	(14,368)
Transfer from assets held for sale	1,246	—	—	—	—	1,246

At 30 June 2010 net of accumulated depreciation	10,540	167,161	20	6,808	1,097	185,626

NOTE 13: INTANGIBLE ASSETS

Consolidated
2010
A$000
Goodwill at cost	554
Licences at cost	41

595

The MAC Services Group Limited
Notes to the Financial Statements
NOTE 13: INTANGIBLE ASSETS (CONTINUED)
a)	Reconciliation of carrying amounts at the beginning and end of the period

	Consolidated
	Goodwill	Licences
	A$000	A$000
Year ended 30 June 2010
At 1 July 2009 net of accumulated amortisation and impairment	554	48
Additions	—	—
Disposals	—	(7)

At 30 June 2010 net of accumulated amortisation and impairment	554	41

b)	Impairment tests for goodwill and intangibles with indefinite useful lives

Goodwill acquired through business combinations and licences have been allocated to and are tested at the level of groups of cash generating units at which goodwill is monitored. The Group has two cash generating units being accommodation services and laundry services.

2010
A$000
Accommodation services	82
Laundry services	513
595
The recoverable amount of the cash generating units are determined based on a value in use calculation using cash flow projections as at 30 June 2010 based on financial budgets approved by management.

The pre-tax risk-adjusted discount rate applied to these projections is 14.7%.

The long-term growth rate used to extrapolate cash flows beyond the budget period is 4.0% for Accommodation services and 2.9% for Laundry services.

With regard to the assessment of the value in use of each cash generating unit, management believe that no reasonable possible change in any of the above key assumptions would cause the carrying value of the cash generating unit to materially exceed its recoverable amount.

The MAC Services Group Limited
Notes to the Financial Statements
NOTE 14: TRADE AND OTHER PAYABLES

Consolidated
2010
A$000
CURRENT
Trade payables	5,915
Other payables and accrued expenses	3,843
Income received in advance	—

9,758

Fair value
Due to the short-term nature of these payables, their carrying value is assumed to approximate their fair value.
NOTE 15: INTEREST BEARING LOANS AND BORROWINGS

Consolidated
2010
A$000
CURRENT
Secured liabilities
Lease liability	609

NON-CURRENT
Secured liabilities
Bank loan	40,729
Lease liability	271

41,000

The MAC Services Group Limited
Notes to the Financial Statements
NOTE 15: INTEREST BEARING LOANS AND BORROWINGS (CONTINUED)
a)	Fair values

The carrying amounts of the Group’s current and non-current borrowings approximate their fair value.

b)	Assets pledged as security

The carrying amounts of assets pledged as security for current and non-current interest-bearing liabilities are:

		Consolidated
		2010
	note	A$000
CURRENT
Floating charge
Cash and cash equivalents	9	3,389
Trade and other receivables	10	19,171
Inventories	11	773
First mortgage
Land held for resale		—

Total current assets pledged as security		23,333

NON-CURRENT
First mortgage
Freehold land and buildings	12	177,701
Finance lease
Leased plant and equipment	12	1,097
Floating charge
Receivables	10	1,143
Other property, plant and equipment		6,828
Intangible assets	13	595

Total non-current assets pledged as security		187,364

Total assets pledged as security		210,697

The bank loan is secured by a registered first mortgage over the freehold properties and a floating charge over all assets of the Group and the Company. The covenants within the bank loans require that, the ratio of debt to EBITDA not exceed 2.5:1, the ratio of EBITDA to interest of not less than 4.0:1, and a gearing ratio of not more than 0.5:1. Lease liabilities are secured over the relevant financed asset.
c)	Defaults and breaches
During the current and prior years, there were no defaults or breaches on any of the loans.

The MAC Services Group Limited
Notes to the Financial Statements
NOTE 16: PROVISIONS

Consolidated
2010
A$000
CURRENT
Warranties	—
Manufacturing contracts	—
Re-structuring costs	—
Annual leave	1,420
Long service leave	54
1,474

NON-CURRENT
Long service leave	118

a) Analysis of total provisions
Current	1,474
Non-current	118

1,592

b)	Movements in provisions

Movements in each class of provision during the financial year, other than provisions relating to employee benefits, are set out below:

	Consolidated
		Manufacturing	Restructuring
	Warranties	Contracts	Costs	Total
	A$000	A$000	A$000	A$000
At 1 July 2009	183	900	431	1,514
Utilised	—	(900)	(431)	(1,331)
Unused amounts reversed	(183)	—	—	(183)

At 30 June 2010	—	—	—	—

The MAC Services Group Limited
Notes to the Financial Statements
NOTE 16: PROVISIONS (CONTINUED)
b)	Movements in provisions (continued)

Provision for Warranties

A provision has been recognised for warranty claims relating to manufactured buildings sold where a twelve-month warranty exists. In calculating the present value of future cash flows in respect of warranty claims, the probability of claims and the amount of the claim has been based upon industry norms in the absence of historical data.

Provision for Manufacturing Contracts

A provision has been recognised for the present value of projected cash outflows in excess of projected cash inflows for manufacturing commitments at the end of the financial period.

Provision for Restructuring Costs

A provision for restructuring costs has been recognised for the costs associated with the projected cash outflows associated with a reorganisation that was resolved to occur during the financial year ended 30 June 2009.
NOTE 17: DERIVATIVE FINANCIAL INSTRUMENTS

Consolidated
2010
A$000
NON-CURRENT LIABILITIES
Interest rate swap contracts — cash flow hedges	573

Interest-bearing loans of the Group currently bear an average variable interest rate of 7%. In order to protect against rising interest rates the Group has entered into interest rate swap contract under which it has a right to receive interest at variable rates and to pay interest at fixed rates. Swaps in place cover approximately 61% of the principal outstanding. The settlement date of the swap contract approximately corresponds with interest payment dates of borrowings.
The swaps are matched directly against the appropriate loan and interest expense and as such are considered highly effective. They are settled on a net basis. The swaps are measured at fair value and all gains and losses attributable to the hedged risk are taken directly to equity and re-classified into profit or loss when the interest expense is recognised.
At 30 June, the applicable interest rate, notional principal amounts and period of expiry of the interest rate swap contracts are as follows:

Effective Average
Interest Rate Payable
Consolidated
2010
%
1-2 years	9.00

Notional Principal
Consolidated
2010
A$000
1-2 years	25,000

The MAC Services Group Limited
Notes to the Financial Statements
NOTE 18: CONTRIBUTED EQUITY

Consolidated
2010
A$000
165,966,692 fully paid ordinary shares	110,448

a) Movement in ordinary shares on issue
Balance at beginning of year	107,743
Shares issued:
i) 1,229,674 on exercise of options under Employee Share Option Plan	2,705

ii) Nil as part of equity raising	—
Associated transaction costs	—

Balance at end of year	110,448

Fully paid ordinary shares carry one vote per share and carry the rights to dividends.
b)	Capital risk management

When managing capital, management’s objective is to ensure the entity continues as a going concern as well as to maintain optimal returns to shareholders and benefits for other stakeholders. Management also aims to maintain a capital structure that ensures the lowest cost of capital available to the entity.

Management effectively manages the Group’s capital by assessing the Group’s financial risks and adjusting its capital structure in response to changes in these risks and in financial markets These responses include the management of debt levels, distributions to shareholders and share issues.

During 2010, management paid dividends of A$14,460,000. Management target for future dividend payments are 55% of net profit after tax.

There have been no changes in the strategy adopted by management to control the capital of the Group since the prior year. This strategy is to target a leverage ratio where gross debt does not exceed 2.5 times EBITDA, and a gearing ratio of 50%. This target gearing ratio is a long-term objective, and the Group remains well below this debt sizing criteria.

Management monitors capital through the gearing ratio (net debt / total capital). The gearing ratios at balance date were as follows:

	Consolidated
		2010
	Note	A$000
Total borrowings	15	41,609
Less cash and cash equivalents	9	(3,389)

Net debt		38,220
Total equity		152,178

Total capital		190,398

Gearing ratio		20.07%

The MAC Services Group Limited
Notes to the Financial Statements
NOTE 19: RESERVES

Consolidated
2010
A$000
Option reserve	584
Hedge reserve	(401)

183

Option reserve
The option reserve is used to record the value of share based payments provided to employees, including Key Management Personnel as part of their remuneration.
Hedge reserve
The hedge reserve records the portion of the gain or loss on a hedging instrument in a cash flow hedge that is determined to be an effective hedge.
NOTE 20: CASH FLOW STATEMENT RECONCILIATION

Consolidated
2010
A$000
a) Reconciliation of net profit after tax to net cash flows from operations

Net profit	27,517
Adjustments for:
Depreciation	14,325
Amortisation	43
Net profit on disposal of property, plant and equipment	(107)
Share-based payments expense	245
Interest on share scheme loans	(133)
Changes in assets and liabilities:
Decrease in trade and other receivables	807
Increase in inventories	(90)
Decrease in trade and other payables	(4,849)
Decrease in provisions	(1,542)
Increase in current tax liability	653
Increase in deferred taxes payable	2,038

Cash flows from operations	38,907

The MAC Services Group Limited
Notes to the Financial Statements
NOTE 21: RELATED PARTY DISCLOSURES
a)	Subsidiaries

The consolidated financial statements include the financial statements of The MAC Services Group Limited and the subsidiaries listed in the following table.

			% Equity
			Interest
name	note	Country of incorporation	2010
The MAC Linen Pty Ltd		Australia	100
The MAC Travel Pty Ltd	(i)	Australia	—
MSL Nominees Pty Ltd		Australia	100
MSL Nominees (Karratha) Pty Ltd		Australia	100
The MAC Middlemount Property Trust		Australia	100
The MAC Muswellbrook Property Trust	(ii)	Australia	100
The MAC Wandoan Property Trust		Australia	100
The MAC Middlemount Property Trust		Australia	100
The Karratha Property Trust		Australia	100

(i)	The MAC Travel Pty Ltd was disposed on 31 October 2009.

(ii)	The Muswellbrook Property Trust previously known as The Mackay Property Trust.
b)	Ultimate parent

The ultimate parent of The MAC Services Group Limited at 30 June 2010 is Marley Holdings Pty Limited which owns 52.15% of the ordinary shares.

The MAC Services Group Limited
Notes to the Financial Statements
NOTE 21: RELATED PARTY DISCLOSURES (CONTINUED)
Consolidated
2010
A$000

c)	Transactions with related parties

	Transactions between related parties are on normal commercial terms and conditions no more favourable than those available to other parties unless otherwise stated:

	Purchases made by the Group with other related parties:

	JLM Transport & Logistics Pty Ltd (“JLM”)

	A shared services agreement for shared premises and a transport services arrangement exists between The MAC Services Group Ltd and JLM, a company owned by Marley Holdings Pty Ltd of which Mr MK & KW Maloney have control and a beneficial interest	894

	Tulla Group Pty Limited

	A shared services agreement exists between The MAC Services Group Ltd and Tulla Group Pty Ltd. Mr MK & KW Maloney control and have a beneficial interest in Tulla Group Pty Ltd	7

	Taylors Solicitors

	Fees for legal services and advice were paid to Taylors Solicitors, a firm of which Mr JC Taylor is a partner.	35

	Fish’n’Fresh Delites

	The supply of goods by Fish’n’Fresh Delites to The MAC Services Group Ltd. Fish’n’Fresh Delites is an entity of which Mr MK & Mr KW Maloney have an interest.	195

The MAC Services Group Limited Notes to the Financial Statements

NOTE 22: KEY MANAGEMENT PERSONNEL

a)	Key management personnel summary

The following were the key management personnel of the Group at any time during the reporting period and unless otherwise indicated were key management personnel for the entire period.

	Key Management Person	Position
	Kevin W Maloney	Chairman
	Daryl W Corsie	Director — Non Executive
	John C Taylor	Director — Non Executive
	Terrence J Strapp	Director — Non Executive
	Mark K Maloney	Director — Executive
	Andrew W Maloney	Alternate Director — Chief Development Officer
	Stephen L Law	Company Secretary & General Counsel
	Richard H Saunders	Chief Financial Officer (retired 11 January 2010)
	Peter L McCann	Chief Financial Officer (appointed 11 January 2010)
	Christopher H Jury	Chief Operating Officer
	Rod Cunningham	General Manager — Operations (retired 30 August 2009)
	Lesley Jolly	Executive General Manager — Human Resources
	Rachel Maloney	Executive General Manager — Marketing & Communications (appointed to the Executive Committee on 1 July 2009)

The MAC Services Group Limited
Notes to the Financial Statements
NOTE 22: KEY MANAGEMENT PERSONNEL (CONTINUED)
Consolidated
2010
A$

b)	Compensation for key management personnel
	Short-term employee benefits	3,019,145
	Post-employment benefits	210,691
	Share based payment	146,360

		3,376,196

c)	Option and right holdings of key management personnel — consolidated

	Balance at 1	Granted as	Options	Net Change	Balance at 30	Total Vested 30	Exercisable 30 June	Not Exercisable
	July 2009	Remuneration*	Exercised	Other**	June 2010	June 2010	2010	30 June 2010
Directors
Kevin W Maloney	100,000	—	(100,000)	—	—	—	—	—
Daryl W Corsie	83,334	—	(83,334)	—	—	—	—	—
John C Taylor	66,667	—	(66,667)	—	—	—	—	—
Terrence Strapp	133,334	—	—	(66,667)	66,667	—	—	66,667
Mark K Maloney	66,667	156,960	(66,667)	—	156,960	—	—	156,960
Andrew W Maloney	100,000	62,163	(100,000)	—	62,163	—	—	62,163
Executives
Stephen L Law	100,000	—	(100,000)	—	—	—	—	—
Richard H Saunders	100,000	—	—	(100,000)	—	—	—	—
Peter M McCann	—	26,115	—	—	26,115	—	—	26,115
Christopher H Jury	100,000	66,655	(100,000)	—	66,655	—	—	66,655
Lesley Jolly	—	28,136	—	—	28,136	—	—	28,136
Rachel Maloney	33,334	14,233	(33,334)	—	14,233	—	—	14,233

	883,336	354,262	(650,002)	(166,667)	420,929	—	—	420,929

*	Granted as Remuneration reflected above includes rights granted under the Executive Long Term Incentive Plan.

**	Net Change Other reflected above includes those options that have been forfeited/lapsed by holders during the year under review.

The MAC Services Group Limited
Notes to the Financial Statements
NOTE 22: KEY MANAGEMENT PERSONNEL (CONTINUED)
d)	Shareholdings of key management personnel — consolidated
          Ordinary shares held in The MAC Services Group Limited (number)

	Balance at 1	Received as	On Exercise of	Net Change	Balance at 30
	July 2009	Compensation	Options	Other**	June 2010
Directors
Kevin W Maloney*	*86,655,556	—	100,000	—	86,755,556
Daryl W Corsie	195,834	—	83,334	(20,000)	259,168
John C Taylor	164,167	—	66,667	—	230,834
Terrence J Strapp	50,000	—	—	—	50,000
Mark K Maloney*	*86,709,723	—	66,667	—	86,776,390
Andrew W Maloney*	*87,093,056	—	100,000	—	87,193,056
Executives
Stephen L Law	556,904	—	100,000	(236,904)	420,000
Richard H Saunders	162,500	—	—	(162,500)	—
Christopher H Jury	200,000	—	100,000	(300,000)	—
Rachel Maloney	208,334		33,334	—	241,668

	88,884,962	—	650,002	(719,404)	88,815,560

*	Includes shares held by Marley Holdings Pty Limited. All totals include one entry for Marley Holdings Pty Limited. The affected holdings are noted with an asterisk above.

**	Net Change Other refers to shares purchased or sold during the financial year.
e) Loans to key management personnel
i) Details of aggregates of loans to key management personnel are as follows:

Balance at
	Beginning of	Interest	Interest not		Balance at End	Number of
	Period	Charged	charged	Write-off	of Period	individuals
	A$000	A$000	A$000	A$000	A$000
2010	854	133	—	—	790	5
Loans made to key management personnel relate to the issue of options under the Employee Share Option Plan.

The MAC Services Group Limited
Notes to the Financial Statements
NOTE 22: KEY MANAGEMENT PERSONNEL (CONTINUED)
e)	Loans to key management personnel (continued)

ii)	Details of key management personnel with loans above A$100,000 in the reporting period are as follows

						Loans Highest
	Balance at 1	Interest	Interest not		Balance at 30	Balance During
	July 2009	Charged	charged	Write-off	June 2010	the Period
	A$000	A$000	A$000	A$000	A$000	A$000
Directors
Andrew W Maloney	350	39	—	—	350	350
Executives
Stephen L Law	204	18	—	—	160	204
Christopher H Jury	160	—	—	—	—	160
(iii)	Terms and conditions of loans to key management personnel
Loans to key management personnel are unsecured and incurred interest at 11.25% per annum payable half-yearly in arrears.
NOTE 23: SHARE-BASED PAYMENTS
a)	Employee Share Option Plan — consolidated

i)	Terms of the Employee Share Option Plan

1)	On 12 April 2007, 4,575,057 share options were granted to employees by the Company under the Employee Share Option Plan to take up ordinary shares in three rounds at different exercise prices. Each round granted the option to take up one-third of these shares. The first round was exercisable between 15 March 2008 and 11 April 2008 at an exercise price of A$1.80 each. The second round was exercisable between 15 March 2009 and 11 April 2009 at an exercise price of A$2.05 each. The third round is exercisable between 15 March 2010 and 11 April 2010 at an exercise price of A$2.20 each. The options have no voting rights and are not transferable and at balance date no share options were redeemable.

2)	On 25 September 2007, 100,002 share options were granted to employees by the Company under the Employee Share Option Plan to take up ordinary shares in three rounds at different exercise prices. Each round granted the option to take up one-third of these shares. The first round is exercisable between 13 September 2008 and 10 October 2008 at an exercise price of A$2.82 each. The second round is exercisable between 13 September 2009 and 10 October 2009 at an exercise price of A$3.21 each. The third round is exercisable between 13 September 2010 and 10 October 2010 at an exercise price of A$3.45 each. The options have no voting rights and are not transferable and at balance date no share options were redeemable.

The MAC Services Group Limited
Notes to the Financial Statements
NOTE 23: SHARE-BASED PAYMENTS (CONTINUED)
(a)	Employee Share Option Plan — consolidated (continued)

i)	The following Employee Share Option Plan series were in operation during the period (continued)

3)	On 27 November 2007, 1,150,005 share options were granted to Directors by the Company under the Employee Share Option Plan to take up ordinary shares in three rounds at different exercise prices. Each round granted the option to take up one-third of these shares. The first round was exercisable between 15 March 2008 and 11 April 2008 at an exercise price of A$1.80 each. The second round is exercisable between 15 March 2009 and 11 April 2008 at an exercise price of A$2.05 each. The third round is exercisable between 15 March 2010 and 11 April 2010 at an exercise price of A$2.20 each. The options have no voting rights and are not transferable and at balance date no share options were redeemable.

4)	On 27 November 2007, 200,001 share options were granted to employees by the Company under the Employee Share Option Plan to take up ordinary shares in three rounds at different exercise prices. Each round granted the option to take up one-third of these shares. The first round is exercisable between 13 September 2008 and 10 October 2008 at an exercise price of A$2.82 each. The second round is exercisable between 13 September 2009 and 10 October 2009 at an exercise price of A$3.21 each. The third round is exercisable between 13 September 2010 and 10 October 2010 at an exercise price of A$3.45 each. The options have no voting rights and are not transferable and at balance date no share options were redeemable.

ii)	Option pricing model

The fair value of options is ascertained using a Black-Scholes pricing model taking into account the terms and conditions upon which the options were granted. Options granted under the Employee Share Option plan are equity settled.

iii)	Movement in the number of share options held by employees under the Employee Share Option Plan

	2010	2010
	No.	WAEP
Outstanding at the beginning of the year	1,678,684	2.33
Exercised during the year	(1,229,674)	2.20
Lapsed during the year	(349,009)	2.20

Outstanding at the end of the year	100,001	3.45

The options outstanding at 30 June 2010 had an exercise price of A$3.45 and a remaining contractual life of 0.16 years. No options were issued during the year.
b)	Executive Long Term Incentive Plan

i)	Terms of the Executive Long Term Incentive Plan

On 1 July 2009, the Group implemented the Executive Long Term Incentive Plan (“LTI Plan”) for its senior executives. Under the LTI plan, senior executives receive rights equal to a proportion of the senior executive total fixed remuneration at the time of issue divided by the volume weighted average share price as set out in the LTI Plan documentation. The relevant volume weighted average price for the issue on 1 July 2009 was A$1.66.

The MAC Services Group Limited
Notes to the Financial Statements
NOTE 23: SHARE-BASED PAYMENTS (CONTINUED)
b)	Executive Long Term Incentive Plan (continued)

i)	Terms of the Executive Long Term Incentive Plan (continued)

A senior executive will only acquire any legal title or interest to ordinary shares in the Company that may vest in accordance with the LTI Plan rules. An allocation of rights to a senior executive will vest over a three year period (the performance period) or on cessation of the senior executive’s employment with the Group and will be subject to the following performance hurdles:

TSR Performance Hurdle

50% of the rights received by each senior executive will be subject to the TSR Performance Hurdle. TSR measures the change in share price plus dividends reinvested during the performance period. The Company’s TSR is benchmarked against a Comparator Group comprising constituents of the S&P/ASX 300 at the date of allocation of rights to the senior executive.

The proportion of the TSR performance hurdle available to vest in respect of a particular allocation will be:

TSR Relative to the Comparator Group
Over the Performance Period	% of TSR Grant Vesting
Less than the 51st percentile	0%
At the 51st percentile	50%
Above the 51st percentile and less than the 75th percentile	Pro rata between 50% and 100%
At or above the 75th percentile	100%
At or above the 90th percentile	120% (additional 20% rights allocated)
EPS Performance Hurdle

50% of the rights received by each senior executive will be subject to the EPS Performance Hurdle. EPS is the basic earnings per share calculated under Australian Accounting Standards, adjusted for any non-recurring or non-trading items, at the discretion of the Board. EPS growth is measured as the annual compound increase in EPS over the performance period.

The proportion o the TSR performance hurdle available to vest in respect of a particular allocation will be:

Compound EPS Growth Over the
Performance Period	% of EPS Grant Vesting
Less than 8%	0%
8%	50%
More than 8% and up to 12%	Pro rata between 50% and 100%
12% and up to 15%	100%
15% or greater	120% (additional 20% rights allocated)
ii)	Option pricing model

Rights allocated under the Executive Long Term Incentive Plan and attaching to the EPS performance hurdle were valued using a Black-Scholes option valuation model. The rights allocated under the Executive Long Term Incentive Plan and attaching to the TSR performance hurdle were valued using a Monte-Carlo simulation model.

Rights granted under the Executive Long Term Incentive Plan are equity settled.

The MAC Services Group Limited
Notes to the Financial Statements
NOTE 23: SHARE-BASED PAYMENTS (CONTINUED)
b)    Executive Long Term Incentive Plan (continued)
iii)	Movement in the number of rights held by employees under the Executive Long Term Incentive Plan

2010
No.
Outstanding at the beginning of the year	—
Granted during the year	401,276

Outstanding at the end of the year	401,276

NOTE 24: COMMITMENTS
a)	Leasing commitments

The Group has entered into commercial property leases. These leases have an average life of between two and five years. Options exist to renew these leases at the end of the lease term. The leases allow for subletting of all lease areas.

Future minimum rentals payable under non-cancellable operating leases are as follows:

Consolidated
2010
A$000
Within one year	996
After one year but not more than five years	332

1,328

b)	Finance lease and hire purchase commitments

The Group has entered into a number of hire purchase agreements on equipment. These leases have an average life of between three and five years with option to purchase clauses.

		Consolidated
		2010
	Note	A$000
Within one year		651
After one year but not more than five years		279

Total minimum lease payments		930
Less amounts representing finance charges		(50)

Present value of minimum lease payments		880

Included in the financial statements as:
Current interest bearing loans and borrowings	16	609
Non-current interest bearing loans and borrowings	16	271

		880

The MAC Services Group Limited
Notes to the Financial Statements
NOTE 24: COMMITMENTS (CONTINUED)
c)	Commitments relating to capital expenditure

The Company and Group have contractual obligations principally relating to labour and materials for the construction of new accommodation units as follows:

Consolidated
2010
A$000
Capital expenditure commitments contracted for:
Within one year	1,987

NOTE 25: CONTINGENCIES

Consolidated
2010
A$000
Estimates of the potential financial effect contingent liabilities that may become payable:
Secured:
Guarantee provided by the Company’s bankers supported by a floating charge over the Company and the Consolidated Group’s assets for the performance of lease obligations.	1,189

Unsecured:
NIL	—

The MAC Services Group Limited
Notes to the Financial Statements
NOTE 26: FINANCIAL RISK MANAGEMENT OBJECTIVES AND PRINCIPLES
The Group’s principal financial instruments comprise receivables, payables, bank loans, finance leases, cash and short-term deposits and derivatives.
Risk exposures and responses
The Group’s activities expose it to a variety of financial risks being market risk (including fair value and interest rate risk), credit risk and liquidity risk. The Group’s overall risk management program focuses on the unpredictability of financial markets and seeks to minimize potential adverse effects on the financial performance of the Group.
The Group uses derivative financial instruments such as interest rate swaps to hedge certain risk exposures. The Group uses different methods to measure different types of risk to which it is exposed. These methods include sensitivity analysis in the case of interest rate, and other price risks, and ageing analysis for credit risk.
Risk management is carried out by the Audit Committee under policies approved by the Board of Directors. The Audit Committee identifies, evaluates and hedges financial risks in co-operation with the operating units. The Board provides written principles for overall risk management, as well as policies covering specific areas, such as interest rate risk, credit risk, use of derivative financial instruments and non-derivative financial instruments, and investment of excess liquidity.
The Audit Committee’s overall risk management strategy seeks to assist the Group in meeting its financial targets, whilst minimizing potential adverse effects on financial performance.
i)	Interest rate risk

The Group’s exposure to market interest rates relates primarily to the Group’s long-term debt obligations. The level of debt is disclosed in note 15.

At balance date, the Group had the following mix of financial assets and liabilities exposed to Australia variable interest rate risk that are not designated as cash flow hedges:

Consolidated
2010
A$000
Financial assets
Cash and cash equivalents	3,389
Share scheme loan	1,108
Financial liabilities
Bank loans*	(15,729)

Net exposure	(11,232)

*	Bank loans disclosed above exclude borrowings at a fixed rate under the interest rate swap of A$25,000,000.
Interest rate swap contracts outlined in note 17, with a fair value of A$573,000 are exposed to fair value movements if interest rates change.

The Group’s policy is to manage its finance costs using a mix of fixed and variable rate debt. The Group’s policy is to maintain a portion of its borrowings at fixed rates which are carried at amortised cost and it is acknowledged that fair value exposure is a byproduct of the Group’s attempt to manage its cash flow volatility arising from interest rate changes. To manage this mix in a cost-efficient manner, the Group enters into interest rate swaps, in which the Group agrees to exchange, at specified intervals, the difference between fixed and variable rate interest amounts calculated by reference to an agreed-upon notional principal amount. These swaps are designated to hedge underlying debt obligations. At 30 June 2010, after taking into account the effect of interest rate swaps, approximately 61% of the Group’s borrowings are at a fixed rate of interest.

The MAC Services Group Limited
Notes to the Financial Statements
NOTE 26: FINANCIAL RISK MANAGEMENT OBJECTIVES AND PRINCIPLES (CONTINUED)
Risk exposures and responses (continued)
i)	Interest rate risk (continued)

The following sensitivity analysis is based on the interest rate risk exposures in existence at the reporting date. At 30 June 2010, if interest rates had moved, as illustrated in the table below, with all other variables held constant, post tax profit and other comprehensive income would have been affected as follows:

Consolidated
2010
A$000
Change in post tax profit
+1% (100 basis points)	86
-1% (100 basis points)	(86)
Change in other comprehensive income
+1% (100 basis points)	210
-1% (100 basis points)	(214)
The movements in net profit are due to higher/lower interest costs from variable rate debt and cash balances. The movement in other comprehensive income is due to an increase/decrease in the fair value of derivative instruments designated as cash flow hedges.

In performing the interest rate sensitivity analysis the Group has considered reasonably possible movements in interest rates based on the Group’s current credit rating, relationships with financial institutions, the level of debt that is expected to be renewed as well as economic forecast expectations. A price sensitivity of derivatives has been based on a reasonably possible movement of interest rates at balance dates by applying the change as a parallel shift in the forward curve.

ii)	Foreign currency risk

The Group is not exposed to any material foreign currency risk as it currently operates in one geographical location.

iii)	Price risk

The Group is not exposed to any commodity and equity security price risk.

iv)	Credit risk

Credit risk arises from the financial assets of the Group, which comprise cash and cash equivalents, trade and other receivables, derivative instruments and the granting of financial guarantees. The Group’s exposure to credit risk arises from potential default of the counterparty, with a maximum exposure equal to the carrying amount of the financial assets (as outlined in each applicable note) as well as A$1,189,000 in relation to financial guarantees granted. The Group does not hold any credit derivatives to offset its credit exposure.

The Group trades only with recognised, creditworthy third parties, and as such collateral is not requested nor is it the Group’s policy to securitize its trade and other receivables. It is the Group’s policy that all customers who wish to trade on credit terms are subject to credit verification procedures including an assessment of their independent credit rating, financial position, past experience and industry reputation. Receivable balances are monitored on an ongoing basis with the result that the Group’s experience of bad debts has not been significant. The Group has two major customers, disclosed in Note 3, resulting in a concentration of credit risk.

The MAC Services Group Limited
Notes to the Financial Statements
NOTE 26: FINANCIAL RISK MANAGEMENT OBJECTIVES AND PRINCIPLES (CONTINUED)
Risk exposures and responses (continued)
iv)	Credit risk (continued)

Credit quality of financial assets is detailed below (consolidated):

	Equivalent S&P Rating		Internally Rated
	A+ and Above	Not Externally rated	Closely Monitored Customers	No Default Customers	Total
	A$000	A$000	A$000	A$000	A$000
30 June 2010
Current financial assets
Cash and cash equivalents	3,389	—	—	—	3,389
Trade and other receivables	—	—	941	18,230	19,171

	3,389	—	941	18,230	22,560

Non-current financial assets
Receivables	—	1,143	—	—	1,143

v)	Liquidity risk

Liquidity risk arises from the financial liabilities of the Group and the Group’s subsequent ability to meet their obligations to repay their financial liabilities as and when they fall due.

The Group’s objective is to maintain a balance between continuity of funding and flexibility through the use of bank overdrafts, bank loans, finance leases and committed available credit lines. The Group manages its liquidity risk by monitoring the total cash inflows and outflows expected on a weekly basis.

The following liquidity risk disclosures reflect all contractually fixed pay-offs, repayments and interest resulting from recognised financial liabilities and financial guarantees as at balance date. For the other obligations the respective undiscounted cash flows for the respective upcoming fiscal years are presented. The timing of cash flows for liabilities is based on the contractual terms of the underlying contract.

However, where the counterparty has a choice of when the amount is paid, the liability is allocated to the earliest period in which the Group can be required to pay. When the Group is committed to make amounts available in instalments, each instalment is allocated to the earliest period in which the Group is required to pay. For financial guarantee contracts, the maximum amount of the guarantee is allocated to the earliest period in which the guarantee can be called.

The risk implied from the values shown in the table below, reflects a balanced view of cash inflows and outflows of financial instruments. Leasing obligations, trade payables and other financial liabilities mainly originate from the financing of assets used in the Group’s ongoing operations such as property, plant, equipment and investments in working capital (e.g., inventories and trade receivables).

The MAC Services Group Limited
Notes to the Financial Statements
NOTE 26: FINANCIAL RISK MANAGEMENT OBJECTIVES AND PRINCIPLES (CONTINUED)
Risk exposures and responses (continued)
v)      Liquidity risk (continued)
Liquid assets comprising cash and receivables are considered in the Group’s overall liquidity risk. The Group ensures that sufficient liquid assets are available to meet all the required short term cash payments.

	Carrying	Contractual
	Amount	Cash flows	<6 Months	6-12 Months	1-5 Years
Consolidated	A$000	A$000	A$000	A$000	A$000
30 June 2010
Liquid financial assets
Cash and cash equivalents	3,389	3,389	3,389	—	—
Trade and other receivables	19,546	19,546	18,598	—	948

Non-derivative financial liabilities
Trade and other payables	(9,758)	(9,758)	(9,758)	—	—
Interest bearing borrowings	(41,609)	(48,745)	(1,738)	(1,733)	(45,274)
Financial guarantees	—	(1,189)	(1,189)	—	—

Derivative financial liabilities
Interest rate swap contracts	(573)	(586)	(202)	(202)	(182)

	(29,005)	(37,343)	9,100	(1,935)	(44,508)

It is not expected that the cash flows included in the maturity analysis could occur significantly earlier, or at significantly different amounts.

The MAC Services Group Limited
Notes to the Financial Statements
NOTE 26: FINANCIAL RISK MANAGEMENT OBJECTIVES AND PRINCIPLES (CONTINUED)
Risk exposures and responses (continued)
vi)	Fair value

The Group uses various methods in estimating the fair value of a financial instrument. The methods comprise:
i)	Level 1 — the fair value is calculated using quoted prices in active markets.

ii)	Level 2 — the fair value is estimated using inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly (as prices) or indirectly (derived from prices).

iii)	Level 3 — the fair value is estimated using inputs for the asset or liability that are not based on observable market data.
The fair value of the financial instruments as well as the methods used to estimate the fair value are summarised in the table below.

	Level 1	Level 2	Level 3	Total
Consolidated	A$000	A$000	A$000	A$000
30 June 2010
Financial liabilities
Derivative instruments	—	573	—	573

For financial instruments not quoted in active markets, the Group uses valuation techniques such as present value techniques, comparison to similar instruments for which market observable prices exist and other relevant models used by market participants. These valuation techniques use both observable and unobservable market inputs.

Financial instruments that use valuation techniques with only observable market inputs or unobservable inputs that are not significant to the overall valuation include interest rate swaps.

The fair values of other investments that do not have an active market are based on valuation techniques using market data that is not observable.

Transfer between categories

There were no transfers between Level 1, Level 2 and Level 3 categories during the year.

The MAC Services Group Limited
Notes to the Financial Statements
NOTE 27: EVENTS AFTER BALANCE SHEET DATE
Subsequent to year end, on 30 December 2010 Oil States International, Inc. (NYSE;OIS) acquired The MAC Services Group Limited. All shares of The MAC Services Group Limited were transferred to a wholly owned subsidiary of Oil States. The Company became a private company and its name changed to The MAC Services Group Pty Ltd.
Other than the matter noted above, the Group has not entered into any material transactions, nor had any items, matters or circumstances that have arisen since the end of the financial year which significantly affected or may significantly affect the operations of the Group, the results of those operations, or the state of affairs of the Group in future financial years.
NOTE 28: AUDITORS’ REMUNERATION
The auditor of The MAC Services Group Limited from 1 July 2009 is Ernst & Young.

Consolidated
2010
A$
Remuneration of the auditor of the parent entity for:
Audit and review of financial reports	118,450
Remuneration of the auditor of the parent entity for:
Taxation services	8,000
Consulting and advisory services	222,724
349,174

NOTE 29: PARENT ENTITY INFORMATION
The following information relates to The MAC Services Group Limited, the parent entity:

2010
A$000
Current assets	22,737
Total assets	212,597
Current liabilities	13,153
Total liabilities	58,239

Issued capital	110,448
Retained earnings	43,727
Option reserve	584
Hedge reserve	(401)

Total shareholders’ equity	154,358

Profit of the parent entity	27,561

Total comprehensive income of the parent entity	27,985

All guarantees, contingent liabilities and contractual commitments for the acquisition of property, plant and equipment, as disclosed in notes 24 and 25 for the Group, relate wholly to the parent entity.

The MAC Services Group Limited
STATEMENT OF COMPREHENSIVE INCOME FOR EACH OF THE SIX MONTH PERIODS ENDED
31 DECEMBER 2010 AND 2009

	Unaudited
	31 Dec 2010		31 Dec 2009
	A$000		A$000
Rendering of services	A$	48,253	A$	41,244
Sale of goods		19,565		15,426
Other revenue		824		84

Total revenue		68,642		56,754
Changes in inventories of finished goods and work in progress		(125)		36
Raw materials and consumables used		(12,937)		(11,629)
Consultants and advisors		(12,375)		(627)
Depreciation and amortisation expenses		(7,393)		(7,096)
Employee benefits expense		(15,869)		(11,200)
Freight and travel expenses		(650)		(452)
Rent and occupancy costs		(1,159)		(1,155)
Other expenses		(2,863)		(3,791)
Finance costs		(2,798)		(1,684)

Profit before income tax		12,473		19,156
Income tax expense		(3,532)		(5,367)

Profit after income tax	A$	8,941	A$	13,789

Other comprehensive income
Net unrealised gain/(loss) from cash flow hedges taken to equity, net of tax		184		371
Total comprehensive income for the period	A$	9,125	A$	14,160

The MAC Services Group Limited
STATEMENT OF CASH FLOWS FOR EACH OF THE SIX MONTH PERIODS ENDED 31 DECEMBER 2010 AND 2009

	Unaudited
	31 Dec 2010		31 Dec 2009
	A$000		A$000
CASH FLOWS FROM OPERATING ACTIVITIES
Receipts from customers	A$	75,616	A$	62,667
Payments to suppliers and employees		(55,429)		(42,778)
Interest received		233		115
Interest paid		(2,798)		(1,593)
Income tax paid		(5,558)		(5,795)

Net cash provided by operating activities		12,064		12,616

CASH FLOWS FROM INVESTING ACTIVITIES
Payment for property, plant and equipment		(32,285)		(4,004)
Proceeds from sale of property, plant and equipment		82		108
Repayment of loans from employees		1,108		285

Net cash provided by/(used in) investing activities		(31,095)		(3,611)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings		44,206		6,000
Repayment of borrowings		(307)		(4,774)
Dividends paid		(16,126)		(6,935)

Net cash provided by/(used in) financing activities		27,773		(5,709)

Net increase (decrease) in cash held		8,742		3,296
Cash at beginning of period		3,389		1,533

Cash at end of period	A$	12,131	A$	4,829

The MAC Services Group Limited
NOTES TO THE INTERIM FINANCIAL STATEMENTS (UNAUDITED)
NOTE 1: SIGNIFICANT ACCOUNTING POLICIES
Basis of preparation
The interim financial report for the Company as of and for the six months ended 31 December 2010 and 2009 comprises the Company and its subsidiaries (together referred to as the “consolidated group”).
The consolidated interim financial report has been prepared in accordance with AASB 134: Interim Financial Reporting and the Corporations Act 2001.
The consolidated interim financial report does not include all the information required for a full annual financial report, and should be read in conjunction with the annual financial report.
The accounting policies and methods of computation are the same as those adopted in the most recent annual financial report.
NOTE 2: OPERATING SEGMENTS
Identification of reportable segments
The consolidated group has identified its operating segments based on the internal reports that are reviewed and used by the Board of Directors (the chief operating decision makers) in assessing performance and in determining the allocation of resources.
The operating segments are identified by management based on the manner in which the product is sold, the nature of the services provided and the identity of the service line manager. Discrete financial information about each of these operating businesses is reported to the executive management team on at least a monthly basis.
The reportable segments are based on aggregated operating segments determined by the similarity of the products sold and the services provided.
Types of products and services
Accommodation
The accommodation business provides accommodation and ancillary services to the mining industry in Australia. Ancillary services primarily consist of the supply of meals to guests of the accommodation business.
Other
Other segment revenue and results relates to the supply of laundry services to our accommodation business and manufacturing services to the mining industry in Australia.
Accounting policies and intersegment transactions
Intersegment pricing is determined on an arm’s-length basis. Segment result and assets include items directly attributable to a segment as well as those that can be allocated on a reasonable basis. Elimination adjustments are made to eliminate intersegment revenues from the total consolidated revenues.

The MAC Services Group Limited
NOTES TO THE INTERIM FINANCIAL STATEMENTS (UNAUDITED)(CONTINUED)
NOTE 2: OPERATING SEGMENTS (CONTINUED)

	ACCOMMODATION				SEGMENT				CONSOLIDATED
	SERVICES		OTHER		TOTAL		ELIMINATIONS		TOTAL
	2010	2009	2010	2009	2010	2009	2010	2009	2010	2009
	A$000	A$000	A$000	A$000	A$000	A$000	A$000	A$000	A$000	A$000
Revenue
Revenue from rendering of services	46,597	39,365	1,829	1,879	48,426	41,244	—	—	48,426	41,244
Revenue from sale of goods	19,565	14,176	—	1,250	19,565	15,426	—	—	19,565	15,426
Other revenue	212	84	439	—	651	84	—	—	651	84

External segment revenue	66,374	53,625	2,268	3,129	68,642	56,754	—	—	68,642	56,754
Inter-segment revenue	342	—	535	482	877	482	(877)	(482)	—	—

Total segment revenue	66,716	53,625	2,803	3,611	69,519	57,236	(877)	(482)	68,642	56,754

Result
EBITDA	42,493	33,845	(980)	(824)	41,513	33,021	—	—	41,513	33,021
Depreciation	(6,816)	(6,433)	(407)	(663)	(7,223)	(7,096)	—	—	(7,223)	(7,096)

EBIT	35,677	27,412	(1,387)	(1,487)	34,290	25,925	—	—	34,290	25,925
Corporate overheads									(19,019)	(5,085)
Financing costs									(2,798)	(1,684)

Profit before income tax									12,473	19,156
Income tax expense									(3,532)	(5,367)

Profit after income tax									8,941	13,789

Segment assets
Segment operating assets	746,933	202,576	19,846	9,065	766,779	211,641	—	—	766,779	211,641

The MAC Services Group Limited
NOTES TO THE INTERIM FINANCIAL STATEMENTS (UNAUDITED)(CONTINUED)
NOTE 3: DIVIDENDS

		Consolidated
		31 Dec 2010	31 Dec 2009
		A$000	A$000
(a)	Dividends declared and paid during the half-year on ordinary shares:
	Final franked dividend for the financial year ended 30 June 2010: 4.75 cents, paid 15 October 2010 (2009: 4.25 cents)	7,883	6,994

	Special franked dividend: 5.00 cents, paid 30 December 2010(2009:nil)	8,298	—

		16,181	6,994

(b)	Dividends proposed and not yet recognized as a liability:
	Interim franked dividend for the half-year ended 31 December 2009: 4.5 cents, paid 15 April 2010	—	7,413

NOTE 4: CONTINGENT ASSETS AND LIABILITES

	Consolidated
	31 Dec 2010	31 Dec 2009
	A$000	A$000
Estimates of the future potential financial effect of contingent liabilities that may become payable:
Secured:
Guarantee provided by the Company’s bankers supported by a floating charge over the Company and the Consolidated Group’s assets for the performance of lease obligations.

Un-secured:
A statement of claim has been received in respect of a patent infringement. A defence and counter claim has been lodged and Senior Counsel advice is there are strong grounds for a successful defence of the matter.	1,256	1,256

The MAC Services Group Limited
NOTES TO THE INTERIM FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)
There has not arisen in the interval between the end of the half-year and the date of this report any item, transaction or event of a material and unusual nature likely, in the opinion of the directors of the Company, to affect significantly the operations of the consolidated group, the results of those operations, or the state of affairs of the consolidated group, in future financial reporting periods.
NOTE 5: STOCK BASED COMPENSATION
During the six months ended 31 December 2010 and 2009, we granted Executive Long-Term Incentive rights totaling 367,754 and nil, respectively, valued at a total of A$0.4375 million and nil respectively. Of those granted in the six months ended 31 December 2010 and 2009, all of the 367,754 awards vest in three equal annual installments.
Stock based compensation pre-tax expense recognized in the six month periods ended 31 December 2010 and 2009 totaled A$0.207 million and A$0.142 million, respectively.
NOTE 6: INCOME TAXES
Income tax expense for interim periods is based on estimates of the effective tax rate for the entire fiscal year. The Company’s income tax provision for the six months ended December 2010 and 2009 totaled A$3.532 million, or 28% of pretax income, compared to A$5.367 million, or 28% of pretax income, for the six months ended 31 December 2009. The effective tax rate for the six months ended 31 December 2010 was impacted by adjustments made to the prior year tax returns resulting in a benefit of A$0.3 million during the period.